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                                                                   Exhibit 14(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form N-14) and related Prospectus of North American Funds, of our report dated December 13, 1999, with respect to the financial statements of the Stock Index Fund, Mid Cap Index Fund, Small Cap Index Fund, International Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Small Cap Growth Fund, International Value Fund, Large Cap Value Fund, Mid Cap Value Fund, Small Cap Value Fund, Socially Responsible Fund, Balanced Fund, High Yield Bond Fund, Strategic Bond Fund, Domestic Bond Fund, Core Bond Fund, Municipal Bond Fund, Money Market Fund, Municipal Money Market Fund, Growth Lifestyle Fund, Moderate Growth Lifestyle Fund, and Conservative Growth Lifestyle Fund of American General Series Portfolio Company 2 included in its Annual Report for the year ended October 31, 1999 filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP




Houston, Texas
May 12, 2000